CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights,” “Independent Registered Public Accounting Firm,” “Disclosure of Portfolio Holdings,” and “Shareholder Reports” and to the use of our report on Nicholas Equity Income Fund, Inc. dated May 1, 2006 which is incorporated by reference in this Registration Statement (Form N-1A) of Nicholas Equity Income Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 27 to the Registration Statement under the Securities Act of 1933 (File No. 033-69804) and in this Amendment No. 27 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-08062).

/s/ ERNST & YOUNG LLP

Chicago, Illinois January 26, 2007